Exhibit 11


                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                                 13 Weeks Ended
                                              -------------------
                                              June 28,   June 29,
                                                1997       1996
(Dollars in millions, shares in thousands)    --------   --------

Earnings
  Income (loss) from continuing operations    $  28.3    $ (17.3)
  Income from discontinued operations             -         29.4
                                              --------   --------
    Net income                                $  28.3    $  12.1
                                              ========   ========


PRIMARY METHOD
  Shares
    Cumulative average outstanding shares      62,309     61,757
    Common equivalent shares                    2,981      2,048
                                              --------   --------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                       65,290     63,805
                                              ========   ========

Primary earnings (loss) per share:
  Continuing operations                       $  0.43    $ (0.27)
  Discontinued operations                         -         0.46
                                              --------   --------
    Net income per share                      $  0.43    $  0.19
                                              ========   ========

FULLY DILUTED METHOD
  Shares
    Cumulative average outstanding shares      62,309     61,757
    Common equivalent shares                    3,086      2,110
                                              --------   --------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                       65,396     63,867
                                              ========   ========

Fully diluted earnings (loss) per share:
  Continuing operations                       $  0.43    $ (0.27)
  Discontinued operations                         -         0.46
                                              --------   --------
      Net income per share                    $  0.43    $  0.19
                                              ========   ========

                                                      Exhibit 11


                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                                 26 Weeks Ended
                                              -------------------
                                              June 28,   June 29,
                                                1997       1996
(Dollars in millions, shares in thousands)    --------   --------

Earnings
  Income (loss) from continuing operations    $  49.1    $  (5.5)
  Income from discontinued operations             -         62.2
                                              --------   --------
    Net income                                $  49.1    $  56.7
                                              ========   ========


PRIMARY METHOD
  Shares
    Cumulative average outstanding shares      62,531     61,544
    Common equivalent shares                    2,934      1,956
                                              --------   --------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                       65,465     63,500
                                              ========   ========

Primary earnings (loss) per share:
  Continuing operations                       $  0.75    $ (0.09)
  Discontinued operations                         -         0.98
                                              --------   --------
    Net income per share                      $  0.75    $  0.89
                                              ========   ========

FULLY DILUTED METHOD
  Shares
    Cumulative average outstanding shares      62,531     61,544
    Common equivalent shares                    2,994      1,997
                                              --------   --------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                       65,525     63,541
                                              ========   ========

Fully diluted earnings (loss) per share:
  Continuing operations                       $  0.75    $ (0.09)
  Discontinued operations                         -         0.98
                                              --------   --------
      Net income per share                    $  0.75    $  0.89
                                              ========   ========